UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

MUTUALFIRST FINANCIAL, INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	000-27905 (Commission File Number)	35-2085640 (IRS Employer Identification No.)
110 E. Charles Street, Muncie, Indiana (Address of principal executive offices)	47305-2419 (Zip Code)

Registrant's telephone number, including area code (765) 747-2800

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following information is filed under Items 1.01, 1.02 and 5.02 of Form 8-K:

            On November 5, 2004, MutualFirst Financial, Inc. (the "Company"), the holding company for Mutual Federal Savings Bank (the "Bank"), entered into a Separation Agreement and Release (the "Separation Agreement") with Steven L. Banks, a director and Senior Vice President of the Company and a director and Senior Vice President and Chief Operating Officer of Grant County, Indiana for the Bank. A copy of the Separation Agreement is filed as Exhibit 10.1 to this report, and a copy of the press release issued by the Company announcing the Separation Agreement is attached as Exhibit 99.1 to this report.

            Pursuant to the Separation Agreement, effective November 12, 2004, Mr. Banks' employment with the Bank and his existing employment agreement with the Company and the Bank will terminate, and Mr. Banks will resign as a director of the Company and the Bank. (A description of the material terms of Mr. Banks' existing employment agreement is contained in the Company's definitive proxy statement filed on March 26, 2004 under the heading "Employment Agreements," and is incorporated herein by reference.) In addition, Mr. Banks will receive the following, less applicable withholding taxes: (1) as severance pay, a lump sum cash payment of $472,758, representing Mr. Banks' current monthly salary of $18,183 for the remaining 26 months of the term of Mr. Banks' existing employment agreement; (2) a lump sum cash payment of $76,418, as payment in full for the value of Mr. Banks' health insurance coverage, the matching portion of Bank's 401(k) plan contribution for Mr. Banks and the employee stock ownership plan contributions for Mr. Banks, in each case for a 26-month period based on the amounts paid during the last twelve months; (3) a lump sum cash payment of $602,180, in lieu of any further payments or obligations to him under the Company's Director Shareholder Benefit Program; and (4) a lump sum cash payment of $1,646,931, in lieu of any further payments or obligations to him under the Company's Executive Shareholder Benefit Program. Mr. Banks will have until February 12, 2005 to exercise the 25,000 Company stock options previously granted to him.

            The Separation Agreement contains a mutual release of claims by the parties and a non-compete clause, under which Mr. Banks may not, prior to January 1, 2007, serve as an employee, officer, director, consultant or in any other capacity to any bank, savings association or other financial institution which maintains an office in Delaware, Randolph, Kosciusko or Grant counties in Indiana, or in any contiguous counties.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.1	Separation Agreement and Release between MutualFirst Financial, Inc., Mutual Federal Savings Bank and Steven L. Banks

	99.1	Press release dated November 9, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	November 9, 2004	By:	/s/ David W. Heeter David W. Heeter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release between MutualFirst Financial, Inc., Mutual Federal Savings Bank and Steven L. Banks

99.1	Press release dated November 9, 2004